INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Key Tronic Corporation of Form S-3 of our report dated August 24, 1994, appearing in and incorporated by reference to us under the heading "Experts" in this Registration Statement.

DELOITTE & TOUCHE, LLP
Seattle, Washington

June 7, 1995